Exhibit 8.1

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

                                April 25, 2005

New Skies Satellites Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton HM12
Bermuda

Ladies and Gentlemen:

We have acted as United States counsel to New Skies Satellites Holdings Ltd. (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-122322) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of an aggregate of 13,685,000 shares of common stock, par value $0.01 per share (the “Shares”).

We have examined the Registration Statement and the Prospectus forming a part thereof.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have assumed that the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have further assumed that all transactions relating to the Shares will be carried out in accordance with the terms of the Registration Statement and related documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and in the Registration Statement, we hereby confirm that the statements set forth under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP